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                                                         Exhibit No. EX-99.10(a)

             DISTRIBUTION PLAN OF GARTMORE VARIABLE INSURANCE TRUST
                            (Effective ______, 2003)

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Variable Insurance Trust (the "Trust"):

                  Fund                                                     Classes
                  ----                                                     -------
Gartmore GVIT Global Technology and Communications Fund                    Class II
      (formerly Gartmore NSAT Global Technology and Communications Fund)
Gartmore GVIT Total Return Fund                                            Class II
      (to be renamed Gartmore GVIT Nationwide Fund
         effective April 28, 2003)
Gartmore GVIT Emerging Markets Fund                                        Class II
      (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund                                    Class II
      (formerly Gartmore NSAT International Growth Fund)
Turner GVIT Growth Focus Fund                                              Class II
      (formerly Turner NSAT Growth Focus Fund)
GVIT Small Cap Growth Fund                                                 Class II
      (formerly Nationwide Small Cap Growth Fund)
GVIT Small Company Fund                                                    Class II
      (formerly Nationwide Small Company Fund)
Gartmore GVIT Global Health Sciences Fund                                  Class II
      (formerly Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Asia Pacific Leaders Fund                                    Class II
Gartmore GVIT European Leaders Fund                                        Class II
Gartmore GVIT U.S. Growth Leaders Fund                                     Class II
      (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Nationwide Leaders Fund                                      Class II
      (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund                               Class II
Gartmore GVIT Global Utilities Fund                                        Class II
Gartmore GVIT Worldwide Leaders Fund                                       Class II
      (formerly Nationwide Global 50  Fund)
Gartmore GVIT Government Bond Fund                                         Class II
      (formerly Government Bond Fund)

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
GVIT Small Cap Value Fund                                                  Class II
      (formerly Nationwide Small Cap Value Fund)
Gartmore GVIT Micro Cap Equity Fund                                        Class II
Dreyfus GVIT International Value Fund                                      Class II
GVIT Equity 500 Index Fund                                                 Class II
Comstock GVIT Value Fund                                                   Class II
Strong GVIT Mid Cap Growth Fund                                            Class II
      (to be renamed Gartmore GVIT Mid Cap Growth
      Fund upon completion of the reorganization)
Gartmore GVIT Developing Markets Fund                                      Class II
Gartmore GVIT Nationwide Principal Protected Fund
Gartmore GVIT Money Market Fund II
      (formerly Money Market Fund II)
Gartmore GVIT Investor Destinations Aggressive Fund/1/
      (formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund/1/
      (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund/1/
      (formerly NSAT Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund/1/
      (formerly NSAT Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund/1/
      (formerly NSAT Destinations Conservative Fund)

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/1/  These Funds are collectively known as the "GVIT Investor Destinations
     Funds".

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

     (a) 25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds (except GVIT Investor Destinations Funds and Money Market Fund II), all of which will be considered a distribution fee.

     (b) 25 basis points (0.25%) of the average daily net assets of the shares of each of the GVIT Investor Destination Funds and Money Market Fund II, all of which will be considered a distribution fee.

These fees will be paid to Gartmore Distribution Services, Inc. ("GDSI" and the "Underwriter") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts

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("contract owners"), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

     (i) Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

     (ii) Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

     (iii) Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

     (iv) Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures, (4) assisting prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

     (v) Life insurance company contract owner support.

     Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

     Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

     Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall

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review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

     Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

     A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.

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